For period ending  September 30, 2006

File number 811-7096


EXHIBIT 77Q1

INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT
Contract made as of April 1, 2006, between INVESTMENT GRADE MUNICIPAL INCOME FUND INC., a Maryland corporation (Fund), and UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (1940 Act), as a closed-end, diversified management investment company, and has registered shares of its common stock
(Shares) for sale to the public under the Securities Act of 1933, as amended (1933 Act); and WHEREAS, the Fund desires to retain UBS Global Americas as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Fund and UBS Global Americas is willing to furnish such services; NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.Appointment. The Fund hereby appoints UBS Global Americas as investment adviser and administrator of the Fund for the period and on the terms set forth in this Contract. UBS Global Americas accepts such appointment and agrees to render the services set forth herein for the compensation provided herein.
2. Duties as Investment Adviser.
(a) Subject to the supervision of the Funds Board of Directors (Board), UBS Global Americas will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund.
(b) UBS Global Americas agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution; provided that UBS Global Americas may, in its discretion, purchase and sell portfolio securities to and from brokers who provide the Fund with research, analysis, advice and similar services, and UBS Global Americas may pay to those brokers, in return for such services, a higher commission than may be charged by other brokers, subject to UBS Global Americas determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of UBS Global Americas to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas, or any affiliated person thereof, except in accordance with the federal securities laws and rules and regulations thereunder. Whenever UBS Global Americas simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by UBS Global
 Americas, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.
(c) UBS Global Americas will maintain or oversee the maintenance of all books and records with respect to the securities transactions of the Fund and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global Americas hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.
(d) UBS Global Americas will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement of the Fund under the 1933 Act and 1940 Act and any amendments or supplements thereto (Registration Statement) or as more frequently requested by the Board.
(e) The Fund hereby authorizes UBS Global Americas and any entity or person associated with UBS Global Americas which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule
 11a2 2(T) thereunder, and the Fund hereby consents to the retention of compensation by UBS Global Americas or any person or entity associated with UBS Global Americas for such transactions in accordance with Rule 11a2 2(T)(a)(2)(iv).
3. Duties as Administrator. UBS Global Americas will administer the affairs of the Fund subject to the supervision of the Board and the following understandings:
(a) UBS Global Americas will supervise all aspects of the operations of the Fund, including the oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.
(b) UBS Global Americas will provide the Fund with such corporate, administrative and clerical personnel (including officers of the
Fund) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Fund.
(c) UBS Global Americas will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Funds Registration Statement, proxy material, tax returns and required reports to the Funds shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(d) UBS Global Americas will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.
(e) UBS Global Americas will provide the Board, on a regular basis, with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS Global Americas.
4. Further Duties. In all matters relating to the performance of this Contract, UBS Global Americas will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.
5. Delegation of UBS Global Americas Duties as Investment Adviser and Administrator. UBS Global Americas may enter into one or more contracts with another party in which UBS Global Americas delegates to such other party any or all of its duties specified in Paragraphs 2 and 3 of this Contract, provided that each such contract imposes on the other party bound thereby all the applicable duties and conditions to which UBS Global Americas is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each such contract meets all requirements of the 1940 Act and rules thereunder.

6. Services Not Exclusive. The services furnished by UBS Global
Americas hereunder are not to be deemed exclusive and UBS Global
Americas shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.
Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global Americas, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
7. Expenses.
(a) During the term of this contract, the Fund will bear all expenses, not specifically assumed by UBS Global Americas, incurred in its operations and the offering of its Shares or any preferred stock.
(b) Expenses borne by the Fund will include but not be limited to the following (which shall be in addition to the fees payable to and expenses incurred on behalf of the Fund by UBS Global
Americas under this Contract): (1) the costs (including brokerage commissions) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (2) expenses incurred on behalf of the Fund by UBS Global Americas; (3) organizational expenses of the Fund, whether or not advanced by UBS Global
Americas; (4) filing fees and expenses relating to the registration and qualification of the Funds Shares under federal and state securities laws; (5) fees and salaries payable to directors who are not interested persons of the Fund or UBS Global Americas;
 (6) all expenses incurred in connection with the directors services, including travel expenses; (7) taxes (including any income or franchise taxes) and governmental fees; (8) costs of any liability, uncollectible items of deposit and any other insurance or fidelity bonds; (9) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law;
(10) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors;
(11) charges of custodians, transfer agents and other agents;
(12) costs of preparing any share certificates (13) expenses of printing and distributing reports to shareholders; (14) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; (15) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (16) costs of mailing and tabulating proxies and costs of meetings of shareholders, the board and any committees thereof, (17) the cost of investment company literature and other publications provided to directors and officers; (18) costs of mailing, stationery and communications equipment; (19) interest charges on borrowings; and (20) fees and expenses of listing and maintaining any listing of the Funds Shares on any national securities exchange; and (21) costs and expenses (including rating agency fees) associated with the issuance of any preferred stock.
(c) The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by UBS Global Americas and acknowledged as otherwise payable by UBS Global Americas pursuant to this Contract, the Fund may reduce the fee payable to UBS Global Americas pursuant to Paragraph 8 hereof by such amount. To the extent that such deductions exceed the fee payable to UBS Global Americas on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
(d) UBS Global Americas will assume the cost of any compensation for services provided to the Fund received by the officers of the Fund and by those directors who are interested persons of the Fund.(e) The payment or assumption by UBS Global
Americas of any expense of the Fund that UBS Global Americas is not required by this Contract to pay or assume shall not obligate UBS Global Americas us to pay or assume the same or any similar expense of the Fund on any subsequent occasion.
(f) UBS Global Americas will reimburse the Fund if and to the extent that the aggregate operating expenses of the Fund in any fiscal year exceed the limits applicable to the Fund under the applicable securities laws and regulations of any state.
8. Compensation.
(a) For the services provided and the expenses assumed pursuant to this Contract, the Fund will pay to UBS Global Americas a fee, computed weekly and payable monthly, at an annual rate of 0.90% of the Funds average weekly net assets.
(b) The fee shall be accrued weekly and payable monthly to UBS Global Americas on or before the last business day of the next succeeding calendar month.
(c) If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
9. Limitation of Liability of UBS Global Americas. UBS Global
Americas shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.
Any person, even though also an officer, partner, employee, or agent of UBS Global Americas, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control  or direction of UBS
Global Americas even though paid by it.
10. Duration and Termination.
(a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Funds outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.
(c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days written notice to UBS Global Americas, or by UBS Global Americas at any time, without the payment of any penalty, on sixty days written notice to the Fund. This Contract will automatically terminate in the event of its assignment.
11. Amendment of This Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Funds outstanding voting securities.
12. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, national securities exchange, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application; such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest: /s/Tammie Lee
Name: Tammie Lee
Title: Vice President and Assistant Secretary
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.

By: /s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Vice President and Treasurer
Attest: /s/ Eric Sanders
Name: Eric Sanders
Title: Director and Associate General Counsel
UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By: /s/ Keith A. Weller
Name: Keith A. Weller
Title: Executive Director and Senior Associate General Counsel